UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2016

Simpson Manufacturing Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13429	94-3196943
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5956 W. Las Positas Boulevard, Pleasanton, CA 94588
 (Address of principal executive offices)

(Registrant’s telephone number, including area code): (925) 560-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

INTRODUCTORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Form 8-K/A”) is an amendment to the Current Report on Form 8-K of Simpson Manufacturing Co., Inc. (the “Company”), filed on October 25, 2016 (the “Original Form 8-K”). This Form 8-K/A is being filed to correct a typographical error with respect to the date cited in the Date of Report (Date of earliest event reported) on the cover page of the Original Form 8-K, which is corrected by this filing to be “October 19, 2016.” No other changes were made to the Original Form 8-K, except that references to the exhibits in this Form 8-K/A are references to the exhibits filed with the Original Form 8-K.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future, including but not limited to, statements regarding any expiration, termination or amendment to be effective after the date of this Current Report on Form 8-K, the Company’s future executive compensation arrangements or plans, the Company’s future stockholder rights plans or similar arrangements, the Company's future policies, future amendments to the Company's bylaws or other corporate governance documents, and their projected impact on the Company’s future business, financial condition and results of operations, are forward-looking statements. Forward-looking statements generally can be identified by words such as “expect,” "will," "change," “to,” “future,” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly affect the Company's operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements expressed or implied by any such forward-looking statements. Those factors include, but are not limited to, (i) general economic and construction business conditions; (ii) changes in market conditions; (iii) changes in regulations; (iv) actual or potential takeover or other change-of-control threats; (v) the effect of merger or acquisition activities; (vi) changes in the Company's plans, strategies, targets, objectives, expectations or intentions; and (vii) other risks, uncertainties and factors indicated from time to time in the Company's reports and filings with the U.S. Securities and Exchange Commission (the “SEC”) including, without limitation, most recently the Company's Annual Report on Form 10-K for the period ended December 31, 2015, under the heading "Item 1A - Risk Factors" and the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company does not intend, and undertakes no obligation to update or publicly release any revision to any such forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, the change of circumstance or otherwise. Each forward-looking statement contained in this Current Report on Form 8-K is specifically qualified in its entirety by the aforementioned factors.

You are hereby advised to carefully read this Current Report on Form 8-K in connection with the important disclaimers set forth above prior to reaching any conclusions or making any investment decisions.

EXPLANATORY NOTE AND EXECUTIVE SUMMARY

During 2015 and the first half of 2016, the Board of Directors (the “Board”) and management of Simpson Manufacturing Co., Inc. (the “Company”) conducted extensive stockholder outreach as part of a comprehensive review of the Company’s executive compensation program and governance practices. As a result of feedback received from stockholders, the Board approved significant changes to the executive compensation program, incentive structure, and governance practices.

Shareholder Engagement and Board Responsiveness

Following our 2016 Annual Meeting in which our advisory vote on executive compensation received 58% stockholder support, our Board undertook an extensive review of our compensation program with the support of Mercer LLC, our independent compensation consultant. Stockholder feedback was a key component of this review. During 2015 and 2016, we held discussions or attempted to have discussions with stockholders representing approximately 51% of shares outstanding. These stockholder engagement efforts were led by the Board and senior management and were focused on seeking feedback on our compensation and governance practices. The Chairman of the Board and member of the Compensation and Leadership Development Committee (the “Committee”) participated in all discussions and feedback was relayed to the full Board as part of the governance and compensation program review.

Compensation Program Changes

We received clear feedback from our stockholders on how we could enhance our general compensation practices and incentive structures. This feedback directly influenced significant short and long-term changes in our program, several of which have been implemented for 2016.

The table below summarizes the feedback received on our compensation program, the changes the Board, at the recommendation of the Committee, made in response, and when each of the changes will be implemented.

	What We Heard		How the Board Responded	Implementation
Philosophy	– Revise current benchmarking	✓	Revised current benchmarking. Pay positioning strategy amended to target the 50th percentile of the peer group for medium performance (See Item 5.02 below)	2017
Cash Profit Sharing Plan (CPS)	– Performance period of CPS was too short	✓	Lengthened CPS Performance Period. Transitioned from a quarterly measurement to a mix of annual (50%) and quarterly measurement (50%) (See Item 5.02 below)	2017
	– Percentage of total compensation delivered through CPS was too high	✓	Established new cap on CPS payment. CPS awards will be paid in cash and capped at two times target award (See Item 5.02 below)	2017
Long-Term Incentive Plan (LTIP)	– Company-performance measurement period for LTIP was too short	✓	Lengthened company-performance measurement period of performance-based stock units (PSUs) from one year to three years ■ Applied to CEO and CFO 2016 performance awards; new performance measures used for 2nd and 3rd year of the performance-based vesting period (See Item 5.02 below)	2016
	– Percentage of performance-based awards was too low	✓	Shifted equity mix to 80% PSUs and 20% RSUs (Mix will be 50% PSUs and 50% RSUs in 2017) (See Item 5.02 below)	2018
	– Metrics underlying CPS and LTIP were overlapping	✓
Eliminated overlapping CPS and PSU metrics - Changed PSU metrics to revenue growth and return on invested capital (ROIC)
■ Applied to CEO and CFO 2016 performance awards; new performance measures used for 2nd and 3rd year of the performance-based vesting period (See Item 5.02 below)
				Applied to 2016 awards for CEO and CFO); For all NEOs in 2017

Governance	– Insufficient compensation risk policies	✓✓	Adopted a clawback policy (See Item 7.01 below) Adopted robust anti-hedging and anti-pledging policies (See Item 7.01 below)	Immediate

The Board wanted certain changes to take effect immediately and approved changes to the CEO’s and CFO’s 2016 equity awards, such that the performance metrics approved for the new PSU awards would be applied to the 2nd and 3rd year of the three-year performance measurement period (See Item 5.02 below).

The Board and Mercer LLC also conducted a review of the peer group as part of the compensation program review. As a result, the Board approved changes to the peer group to maintain a suitable group of comparator companies, based on size, industry and where we compete for talent. The new peer group is disclosed below and will be used for comparative purposes beginning in 2017 to target the 50th percentile of the peer group for medium performance (See Item 5.02 below).

Governance Changes

As part of a broad review of our governance structure and in direct response to feedback we heard from stockholders, the Board approved two significant governance changes:

•	Repealed Shareholder Rights Plan: Board repealed the shareholder rights plan ahead of its scheduled expiration date of June 14, 2019. (See Item 7.01 below)

•
Decreased Director Term Limit: In order to facilitate refreshment and ensure a balance of perspectives, the Board approved decreasing the director term limit from 20 years to 15 years for new directors subject to the Board’s ability to waive the application of such limit. (See Item 7.01 below)

Continued Stockholder Engagement

Members of our Board and management team will continue their strong stockholder engagement program and look forward to discussing these changes with stockholders in advance of the 2017 Annual Meeting.

The foregoing paragraphs include a summary of the disclosures under this Current Report on Form 8-K. Such summary does not purport to be complete and is qualified in its entirety by reference to the respective Items below.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At its meeting on October 19, 2016, the Board of Directors (the “Board”) of Simpson Manufacturing Co., Inc. (the “Company”) approved several changes to the Company’s executive compensation arrangements to (1) position the total compensation of the Company’s named executive officers at the median level within a group of designated peer companies (discussed below) when the Company has a medium performance; and (2) set the framework for the Company’s future short-term non-equity incentive and long-term equity incentive compensation programs. The Board and its Compensation and Leadership Development Committee (the “Committee”) have been assessing the advice of the Company’s compensation consultant, Mercer LLC, the latest guidelines from proxy advisors (such as Institutional Shareholder Services, Inc. and Glass, Lewis & Co.), peer companies’ practices and other issues and considerations in approving such changes, based on stockholder feedback conducted in late 2015 and 2016 as described in the Company’s 2016 proxy statement.

Designation of New Peer Companies

At its meeting on October 19, 2016, the Board, at the recommendation of the Committee, authorized updating the 14 peer companies as last identified in the “Comparative Market Information” section of the Company’s 2016 proxy statement with a group of 17 companies for the purposes of setting suitable compensation for the Company’s named executive officers. Those 17 companies are:

1.	Masonite International Corporation
2.	Ply Gem Holdings, Inc.
3.	NCI Building Systems, Inc.
4.	Summit Materials Inc.*
5.	Eagle Materials Inc.
6.	Gibraltar Industries, Inc.
7.	U.S. Concrete, Inc.
8.	Apogee Enterprises, Inc.
9.	Patrick Industries, Inc.
10.	Headwaters Incorporated
11.	American Woodmark Corporation
12.	Quanex Building Products Corporation
13.	Insteel Industries, Inc.
14.	Trex Company, Inc.*
15.	Continental Building Products, Inc.*
16.	PGT, Inc.*
17.	AAON, Inc.*

*Denotes peer companies that have been added after the Company’s 2016 annual meeting. Builders FirstSource, Inc. and Griffon Corporation were removed from the list of peer companies compared to the Company’s 2016 proxy statement.

Amendments to the Company’s Executive Officer Cash Profit Sharing Plan

At its meeting on October 19, 2016, the Board, at the recommendation of the Committee, authorized amending the Company’s Executive Officer Cash Profit Sharing Plan (the “Plan Amendments”).

The Board adopted the Executive Officer Cash Profit Sharing Plan on January 14, 2003, and stockholders of the Company approved it on March 31, 2003. The Board amended the Executive Officer Cash Profit Sharing Plan on February 25, 2008, and stockholders of the Company re-approved it on April 23, 2008 as well as on April 23, 2013.

The Company expects to submit the Plan Amendments for stockholder approval during the Company’s 2017 annual meeting and include the Plan Amendments in the Company’s 2017 proxy statement. In the event that the Company’s stockholders do not approve the Plan Amendments, the Company’s current Executive Officer Cash Profit Sharing Plan, last amended on February 25, 2008, will continue in effect with respect to awards to be made after the end of fiscal year 2016. If the Company’s stockholders approve the Plan Amendments, the amended Executive Officer Cash Profit Sharing Plan will apply to awards to be made after the end of fiscal year 2016. The first award under the amended Executive Officer Cash Profit Sharing Plan is expected to be made after the first quarter of fiscal year 2017. The Plan Amendments do not affect any of the awards made under the Executive Officer Cash Profit Sharing Plan for 2016, including the awards for the fourth quarter of 2016 (which, if earned, will be paid out in early 2017).

The Company has maintained a Cash Profit Sharing Plan for qualified employees.  The Executive Officer Cash Profit Sharing Plan was adopted to (i) parallel the Company’s Cash Profit Sharing Plan and provide cash awards for named executive officers of the Company and, (ii) meet, at the same time, the requirements of section 162(m) of the Internal Revenue Code of 1986 for the cash awards to be fully deductible as “performance-based compensation” in excess of the $1,000,000 limit for each of the “covered employees” under the section 162(m) and regulations and interpretations promulgated thereunder.

The Board has delegated the administration of the Executive Officer Cash Profit Sharing Plan to the Committee.  The Committee determines the amount of the award that each of the named executive officers, is eligible to receive under the Executive Officer Cash Profit Sharing Plan.  The Committee has discretion to reduce or eliminate any award under the Executive Officer Cash Profit Sharing Plan.

As a result of the Plan Amendments, instead of making fixed quarterly awards, the amended Executive Officer Cash Profit Sharing Plan allows the Committee to decide when awards will be made to the covered employees thereunder with respect to a fiscal year. The Committee bases the determination of periodic awards to a covered employee on an individual percentage of the amount (the “Qualified Financial Measures”) by which net profit, operating income or other objectively determinable financial reporting measures of the entire company, or a branch or subsidiary thereof (applicable to such employee) for a particular period, exceed a qualifying level for the entire company, the employee’s relevant branch or the subsidiary, respectively, set by the Committee for that period.  The Committee determines the qualifying level (currently based on operating income) and each covered employee’s individual percentage with respect to a specific period and bases the covered employees’ individual percentages on their then-current job functions. With respect to each fiscal year, the Committee also sets a targeted level for the entire company, the branch or the subsidiary, respectively, and a named executive officer’s individual percentage of the amount by which the annual targeted level exceeds the annual qualifying level is such officer’s targeted annual compensation under the Executive Officer Cash Profit Sharing Plan (the “Targeted Annual Payout”).

In addition, the Plan Amendments add an additional restriction that, with respect to a particular fiscal year, no award in excess of two times any covered employee’s Targeted Annual Payout for that year will be paid to such employee under the Executive Officer Cash Profit Sharing Plan. Any award under the Executive Officer Cash Profit Sharing Plan will be paid at such time as determined by the Committee; provided that all awards thereunder with respect to periods within a fiscal year shall be paid by March 31 of the succeeding fiscal year.

At its meeting on October 19, 2016, the Board also determined that, subject to the approval of the Plan Amendments by the Company’s stockholders at the Company’s 2017 annual meeting, with respect to fiscal year 2017, the awards under the Executive Officer Cash Profit Sharing Plan will be made through five payments, with each of the first four payments to be made quarterly and the last payment to be made at the end of 2017 (or thereafter by March 31, 2018). For each of the four quarters in 2017, a covered employee will receive the awards based on 50% of his or her applicable individual percentage of the respective quarterly Qualified Financial Measures. As for the last payment, the covered employee will receive the awards based on 50% of his or her applicable individual percentage of the annual Qualified Financial Measures for 2017. The net effect of such five payments is to reduce the amount of quarterly awards and proportionately increase the amount of awards to be made following the end of the year, with the year-end awards contingent upon achieving the Qualified Financial Measures for the entire year.

Amendments to the Company’s 2016 Performance-Based RSU Agreements with CEO and CFO

At its meeting on October 19, 2016, the Board, at the recommendation of the Committee, authorized amending the performance-based RSU agreements (in relation to “strategic RSUs” referred to in the Company’s 2016 proxy statement) that the Company entered into in 2016 with the Company’s principal executive officer and principal financial officer in relation to certain outstanding restricted stock units (the “RSUs”) granted under the Company’s 2011 Incentive Plan, adopted on April 26, 2011 and amended and restated on April 21, 2015 (the “2011 Incentive Plan”) with respect to 50% of the initially-targeted shares underlying such RSUs awarded for the achievement of the Company’s revenue and operating income goals for 2015 (the “Performance-Based RSU Amendments”). The Performance-Based RSU Amendments will be effective with respect to a 2016 performance-based RSU agreement after being executed by the Company and the respective recipient thereunder. The Performance-Based RSU Amendments do not affect the Company’s 2016 time-based RSU agreements (in relation to “performance RSUs” referred to in the Company’s 2016 proxy statement) with its principal executive officer and principal financial officer, where the other 50% of the initially-targeted shares underlying the RSUs awarded to such officers in 2016 are not subject to performance goals and are expected to continue to vest over the three years from the effective date of the award.

The original 2016 performance-based RSU agreements have a three-year cliff-vesting period starting on the effective date of the award, and according to their terms, on the day that the RSUs become fully vested, the number of shares initially awarded under the RSUs will be adjusted pursuant to a set of differentiated performance goals based on the Company’s relative performance on the S&P Small Cap 600 Index in terms of total stockholder return (the “Original Performance Goals”), before being used to settle the RSUs. As a result, the number of shares of the Company’s common stock, which will eventually vest in favor of the respective recipient under an original performance-based RSU agreement, are between 80% and 120% of the performance-based RSU shares initially targeted at the Company having a three-year total stockholder return at the 50th percentile of all companies on the S&P Small Cap 600 Index (“100% TSR”).

Pursuant to the Performance-Based RSU Amendments, the initially-awarded unadjusted shares will still be subject to the Original Performance Goals but will be measured against such goals for a one-year period starting on January 1, 2016 and ending on December 31, 2016, instead of the original three-year period. At the end of 2016, the initially-awarded unadjusted shares will be adjusted between 80% and 120% of the number of the performance-based RSU shares initially targeted at 100% TSR, depending on the fair value of the Original Performance Goals’ achievement at that time, to become the after-adjustment shares.

In addition, pursuant to the Performance-Based RSU Amendments, the after-adjustment shares will continue to be subject to a set of differentiated performance goals to be determined by the Committee (the “New Performance Goals”), which will consist of one set of goals based on the Company revenue growth (the “Revenue Growth Goals”) and another set of goals based on return on invested capital at the Company (the “ROIC Goals”). The after-adjustment shares will be measured against such New Performance Goals for a two-year period starting on January 1, 2017 and ending on December 31, 2018. During the two-year period, 50% of the after-adjustment shares will be subject to the Revenue Growth Goals, and the other 50% of the after-adjustment shares will be subject to the ROIC Goals. As a result, the number of shares of the Company’s common stock, which will eventually vest in favor of the respective recipient under an amended 2016 performance-based RSU agreement will be between 0% and 200% of the number of the after-adjustment shares, depending on the extent to which the New Performance Goals will have been achieved at the end of 2018. The New Performance Goals will be determined in the coming weeks by the Committee. The net effect of the Performance-Based RSU Amendments is to lengthen the company-performance measurement period from one year to three years.

Changes to the Company’s Potential RSU Awards in 2017

If and after the Company achieves its revenue and operating income goals for 2016, the Company may grant RSU awards to its named executive officers in 2017, at which point 50% of the number of the initially-targeted shares (the “2017 RSU Shares”) underlying the RSUs awarded to a named executive officer are expected to be subject to future performance goals and the other 50% of the 2017 RSU Shares will not be subject to future performance goals and are expected to vest over the three years from the effective date of the award. If the Company exceeds its revenue goals for 2016, the percentage of the 2017 RSU Shares that will be subject to future performance goals is expected to increase relative to the time-based 2017 RSU Shares.

At its meeting on October 19, 2016, the Board, at the recommendation of the Committee, authorized changing the performance goals for the performance-based RSU awards in 2017. The performance-based 2017 RSU awards will be subject to the New Performance Goals and will be measured against such goals for a three-year cliff-vesting period starting on January 1, 2017 and ending on December 31, 2019. The number of the performance-based RSU shares, which will eventually vest in favor of a named executive officer, following the end of 2019, will be between 0% and 200% of the performance-based RSU shares calculated based on achieving the revenue goal for 2016 adjusted for fair value at modification, depending on the extent to which the New Performance Goals will have been achieved at the end of 2019. The New Performance Goals will be determined in the coming weeks by the Committee.

Setting the Framework for the Company’s Potential RSU Awards in 2018 and Beyond

In 2018 or any of the following years, the Company may grant RSU awards to its named executive officers, at which point 20% of the number of the initially-targeted shares (the “2018 and Beyond RSU Shares”) underlying the RSUs awarded to a named executive officer will be granted to such officer if and after certain criteria set by the Committee are met. Once granted, this 20% will not be subject to future performance goals and is expected to vest over the three years from the effective date of the award. The other 80% of the 2018 and Beyond RSU Shares are expected to be subject to future performance goals.

At its meeting on October 19, 2016, the Board, at the recommendation of the Committee, authorized setting the performance goals for the performance-based RSU awards in 2018 and beyond. Such performance-based RSU awards will be subject to the New Performance Goals and will be measured against such goals for a three-year cliff-vesting period starting on the first day of the fiscal year during which the awards are made and ending on the last day of the third year. The number of the performance-based RSU shares, which will eventually vest in favor of a named executive officer, following the end of the three-year period, will be between 0% and 200% of the performance-based RSU shares initially targeted, depending on the extent to which the New Performance Goals will have been achieved at the end of the third year. The New Performance Goals will be determined in the future by the Committee.

At its meeting on October 19, 2016, the Board, at the recommendation of the Committee, authorized setting the vesting period of the time-based 2018 and Beyond RSU Shares. As a result, 20% of the time-based 2018 and Beyond RSU Shares are expected to vest after one year from the effective date of the award, 40% of the time-based 2018 and Beyond RSU Shares are expected to vest after two years from the effective date of the award and 40% of the time-based 2018 and Beyond RSU Shares are expected to vest after three years from the effective date of the award.

Section 162(m) related Limits under the 2011 Incentive Plan

To the extent the Company intends any RSUs awarded to a named executive officer of the Company to qualify for the performance-based exception from the tax deductibility limitations of Internal Revenue Code section 162(m), the maximum aggregate number of the shares underlying any and all RSU awards issuable or deliverable to such officer in any calendar year cannot exceed 100,000 shares under the 2011 Incentive Plan.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At its meeting on October 19, 2016, the Board voted to amend the Company’s Bylaws to (1) provide in Article IX that the Company shall not provide indemnification or reimbursement with respect to any recovery made pursuant to the Compensation Recovery Policy, adopted by the Board at the same meeting, as described in Item 7.01 below (the “Indemnification Limitation Provision”); and (2) enhance the advance-notice provision provided in Section 5 of Article I, by, among other things, requiring a proposing stockholder to comply with applicable securities laws and regulations and a stockholder-proposed director nominee to make certain qualification representations (the “Enhanced Advance Notice Provision”).

The Indemnification Limitation Provision was adopted so that the Company’s Bylaws, as amended, are consistent with the purposes of the Compensation Recovery Policy.

The Enhanced Advance Notice Provision was adopted in order to ensure that the Company’s and its stockholders’ resources will not be fruitlessly wasted. Stockholder proposals will be permitted to be considered at a stockholder meeting only if they are made in compliance with the Enhanced Advance Notice Provision. Nominees proposed by stockholders will be eligible for election as the Company’s directors only after meeting qualification and other requirements under the Enhanced Advance Notice Provision. The Enhanced Advance Notice Provision also requires a proposing stockholder to timely update its notices of business proposals or director nominees if there has been any material change in the information provided, and provides a mechanism for the proposing stockholder to provide notice through the Company’s annual proxy statements.

The aforementioned amendments were effective immediately upon approval by the Board. The Company’s Bylaws, as so amended, are attached to the Original Form 8-K as Exhibit 3.2, a blackline document showing the amended Bylaw sections is attached to the Original Form 8-K as Exhibit 3.3, and each of the two exhibits is incorporated herein by this reference. The foregoing paragraphs are a summary of the terms of the amendments. Such summary does not purport to be complete and is qualified in its entirety by reference to the Company’s Bylaws, as so amended.

Item 7.01    Regulation FD Disclosure.

Adoption of Anti-Hedging and Anti-Pledging Policy and Compensation Recovery Policy

At its meeting on October 19, 2016, the Board voted to adopt (1) an Anti-Hedging and Anti-Pledging Policy and (2) a Compensation Recovery Policy (collectively, the “Policies”) for the Company.
Pursuant to the Anti-Hedging and Anti-Pledging Policy, from and after October 19, 2016, directors, officers, and employees of the Company or any parent or subsidiary of the Company, and their designees, are prohibited from: (a) purchasing any financial instruments or engaging in any transactions that are designed to hedge or offset or have the effect of hedging or offsetting any decrease in the market value of equity securities of the Company or any parent or subsidiary of the Company; and (b) pledging equity securities of the Company or any parent or subsidiary of the Company as collateral for a loan, purchasing such securities on margin, or holding such securities in a margin account except for equity securities, pledged, purchased on margin, or held in a margin account prior to October 19, 2016, that have been fully disclosed to the Company by then and do not increase in quantity afterwards.
Pursuant to the Compensation Recovery Policy, from and after October 19, 2016, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities law, the Company has the right to recover from a person covered by this policy, including any current or former executive officer, regardless of fault or responsibility, that portion of incentive-based compensation, received by such a covered person during the three preceding fiscal years (and, in case the Company has changed its fiscal year end during such period, the transition period between the fiscal years not exceeding nine months), in excess of what would have been paid to the covered person under the accounting restatement, and shall not provide indemnification or reimbursement with respect to any recovery made pursuant to this policy.
The Board has broad discretion to administer and enforce the Policies.
The Policies are attached to the Original Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by this reference. The foregoing are summaries of the terms of the Policies. Such summaries do not purport to be complete and each is qualified in its entirety by reference to the corresponding policy filed herewith.

Board Approval for Termination of Stockholder Rights Plan

At its meeting on October 19, 2016, the Board voted to terminate the Company’s current stockholder rights plan. As a result of this decision, the Board approved an amendment to the Amended and Restated Rights Agreement dated June 15, 2009, between the Company and Computershare Trust Company, N.A., a national banking association, as rights agent (the “Rights Agent”) (the “Rights Agreement Amendment”). The Rights Agreement Amendment, when fully executed, will change the definition of “Final Expiration Date” from June 14, 2019 to an imminent date to be agreed with the Rights Agent (the “New Expiration Date”) and thus accelerate the final expiration of the rights to purchase the Company’s series A participating preferred stock (collectively, the “Rights”) issued to the Company’s stockholders pursuant to the Amended and Restated Rights Agreement.
A full description of the Rights is set forth in the Amended and Restated Rights Agreement (including its exhibits), and such description is incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2009.
Upon the full execution of the Rights Agreement Amendment by the Company and Rights Agent, from and after New Expiration Date, the Company’s stockholders will no longer be able to exercise the Rights.
Following its execution, the text of the Rights Agreement Amendment will be filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

Amendments to the Company’s Director Term Limit
At its meeting on October 19, 2016, the Board voted to amend the Company’s Governance Guidelines so that, instead of 20 years, no outside director will be nominated for re-election after 15 years of board service except for directors who have already served on the Board by December 31, 2016, provided, however, that the Board, or its Governance and Nominating Committee, may waive the application of such term limit from time to time on a case-by-case basis, in their sole discretion.

The Company’s Governance Guidelines are attached to the Original Form 8-K as Exhibit 99.3, and are incorporated herein by this reference. The foregoing summary of the Company’s director term limit does not purport to be complete and is qualified in its entirety by reference to the Company’s Governance Guidelines filed herewith.

Item 9.01 Financial Statements and Exhibits

The following exhibits, filed or furnished with this Current Report on Form 8-K (as indicated below), are incorporated by reference into this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit

3.2	Bylaws of Simpson Manufacturing Co., Inc., as amended through October 19, 2016, is incorporated by reference to Exhibit 3.2 of the Original Form 8-K.

3.3	A blackline document showing the sections of Bylaws of Simpson Manufacturing Co., Inc. amended on October 19, 2016 is incorporated by reference to Exhibit 3.3 of the Original Form 8-K.

99.1	Anti-Hedging and Anti-Pledging Policy of Simpson Manufacturing Co., Inc. is incorporated by reference to Exhibit 99.1 of the Original Form 8-K.

99.2	Compensation Recovery Policy of Simpson Manufacturing Co., Inc. is incorporated by reference to Exhibit 99.2 of the Original Form 8-K.

99.3	Governance Guidelines of Simpson Manufacturing Co., Inc. as amended through October 19, 2016, is incorporated by reference to Exhibit 99.3 of the Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simpson Manufacturing Co., Inc.
(Registrant)

DATE: October 25, 2016	By	/s/BRIAN J. MAGSTADT
Brian J. Magstadt
Chief Financial Officer